SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 5, 1998


                     PHARMACEUTICAL MARKETING SERVICES INC.
             (Exact name of registrant as specified in its charter)


           Delaware                    0-9723                51-0335521
 (State of other jurisdiction of    (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)        Identification No.)

45 Rockefeller Plaza, New York, New York                10111
(Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (212) 841-0610




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          This Amendment to Form 8-K of Pharmaceutical Marketing Services Inc.
("PMSI" or the "Company") amends the Company's Form 8-K filed on August 18, 1998 in connection with the sale (the "Transaction") by the Company to IMS Health Incorporated ("IMS") of the non-US operating assets of the Company and its subsidiaries in return for which the Company and its subsidiaries received an aggregate 1,197,963 shares of Common Stock, $.01 par value, of IMS. PMSI retained its non-operating assets. The Transaction was consummated on August 5, 1998 pursuant to the Purchase Agreement, dated as of August 3, 1998 (the "Purchase Agreement"), among IMS, PMSI, PMSI Holdings Limited and Source Informatics European Holdings LLC. This Amendment includes pro forma financial information pursuant to Item 7 that was not available at the time of filing of the original Form 8-K.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Businesses Acquired.

               Not Applicable.

          (b)  Pro Forma Financial Information.

          The following unaudited proforma condensed consolidated financial statements give effect to the sale of the non-US operating assets, pursuant to the Purchase Agreement. The unaudited proforma condensed consolidated balance sheet reflects the Transaction as if it had occurred on June 30, 1998. The unaudited proforma condensed consolidated statement of operations shows the historical results of operations of PMSI, and the effect of the sale of the non-US operating assets, for the year ended June 30, 1998, as if the Transaction had occurred on June 30, 1997.

          The unaudited proforma condensed consolidated financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the Transaction been affected for the periods indicated or of the results or financial position which may be obtained in the future.

          The unaudited proforma condensed consolidated financial statements are based on and should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the Securities and Exchange Commission.

          The following pro forma financial information is provided:

1.   Unaudited Pro forma Condensed Consolidated Balance Sheet at June 30, 1998.

2. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Year ended June 30, 1998.

3.   Notes to the Pro Forma Condensed Consolidated Financial Statements.





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




                     PHARMACEUTICAL MARKETING SERVICES INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               as of June 30, 1998
                                 (in thousands)
                                   (Unaudited)
                                                                     Sale of
                                                      PMSI as        Non-US                          Consolidated
                                                      Reported      Operations      Adjustments        Proforma
                           Assets
Current assets
     Cash and cash equivalents                      $   42,315      $  (1,314)                          $  41,001
     Marketable securities                             50, 097          -                                  50,097
     Accounts receivable                                21,332        (15,043)                              6,289
     Work in progress                                    1,489           (765)                                724
     Prepaid expenses and other
      current assets                                     9,866         (7,174)                              2,692
                                                    ----------      ----------       --------           ---------
      Total current assets                             125,099        (24,296)                            100,803

Marketable securities                                   19,444              -        $ 71,273              90,717
Property and equipment, net                              9,548         (8,013)              -               1,535
Goodwill, net                                           22,063        (12,672)              -               9,391
Other assets, net                                       10,204         (3,395)              -               6,809
                                                    ----------      ----------       --------           ---------
      Total assets                                  $  186,358      $ (48,376)       $ 71,273           $ 209,255


Liabilities and Stockholders' Equity
(Deficit)
Current liabilities
     Current maturities of long-term debt           $       61      $     (41)              -           $      20
     Accounts payable                                    5,730         (4,632)              -               1,098
     Accrued liabilities                                23,499         (9,256)       $  5,300              19,543
     Accrued income taxes on sale of
      Non-US operating assets                                -              -           1,500               1,500
     Unearned income                                    22,087        (12,068)              -              10,019
                                                    ----------      ----------       --------           ---------
      Total current liabilities                         51,377        (25,997)          6,800              32,180

Long-term debt                                          69,114            (94)              -              69,020
Other liabilities                                        7,761         (7,711)              -                  50
                                                    ----------      ----------       --------           ---------
      Total liabilities                                128,252        (33,802)          6,800             101,250

      Total stockholders' equity (deficit)              58,106        (14,574)         64,473             108,005
                                                    ----------      ----------       --------           ---------

      Total liabilities and stockholders'           $  186,358      $ (48,376)       $ 71,273           $ 209,255
         equity (deficit)                           ==========      ==========       ========           =========




          The accompanying notes are an integral part of these proforma condensed consolidated financial statements.




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




                     PHARMACEUTICAL MARKETING SERVICES INC.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                        for the year ended June 30, 1998
                      (in thousands, except per share data)
                                   (Unaudited)
                                                                    Sale of
                                                      PMSI as       Non-US                            Consolidated
                                                     Reported      Operations        Adjustments         Proforma

Revenue                                             $  77,966       $  (40,915)                        $   37,051
Operating expenses                                    (77,906)          43,725                            (34,181)
In-process research and development                   (12,046)               -                            (12,046)
Amortization of intangible assets                      (1,596)             888                               (708)
Income from assets held for sale                         (281)               -                               (281)
Impairment of assets held for sale                    (14,735)               -                            (14,735)
Transaction costs                                      (1,151)               -       $   1,151                  -
                                                    ---------       ----------       ---------         ----------
Operating income (loss)                               (29,749)           3,698           1,151            (24,900)
Gain on sale of operations, net of loss                34,106                -               -             34,106
Interest and other income                               5,677             (241)              -              5,436
Interest expense                                       (4,632)               -               -             (4,632)
                                                    ---------       ----------       ---------         ----------
Income from continuing operations
     before income taxes                                5,402            3,457           1,151             10,010
Income tax provision                                   (5,705)           3,902            (472)            (2,275)
Minority interest                                           -                -               -                  -
                                                    ---------       ----------       ---------         ----------

Net income (loss) from continuing
     operations                                     $    (303)      $    7,359       $     679         $    7,735
                                                    =========       ==========       =========         ==========

Basic and diluted earnings (loss) per share:
     Basic                                          $   (0.02)                                         $     0.61
                                                    =========                                          ==========
     Diluted                                        $   (0.02)                                         $     0.59
                                                    ---------                                          ----------



         The accompanying notes are an integral part of these proforma condensed consolidated financial statements.




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                           Notes to Proforma Condensed
                        Consolidated Financial Statements

                                   (Unaudited)

1.   PROFORMA BASIS OF PRESENTATION AND ADJUSTMENTS

          The unaudited proforma condensed consolidated financial statements present the Company's sale to IMS of all of the Company's non-US operating assets for aggregate proceeds 1,197,963 unregistered shares of IMS Common Stock. The Company retained its non-operating assets.

          The unaudited proforma condensed consolidated balance sheet at June 30, 1998 reflects the sale of the Company's non-US operating assets as if the Transaction had occurred on June 30, 1998.

          The unaudited proforma condensed consolidated statements of operations for the year ended June 30, 1998 reflect the sale of the Company's non-US operating assets as if the Transaction had occurred on June 30, 1997.

          The unaudited proforma condensed consolidated financial statements are intended for information purposes and are not necessarily indicative of the future consolidated financial position or future results of operations, nor do they purport to be indicative of the operating results or financial position that would have been achieved had the transaction referred to above been effective from the periods indicated. These proforma condensed consolidated financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the Securities and Exchange Commission.

2.   UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

          The adjustments reflect the proceeds and estimated transaction costs of the divestiture of the non- US operating assets as follows:

          (i) 1,197,963 shares of IMS Common Stock with a total value of $71.3 million based on an August 5, 1998 market value of $59.50 per share;

          (ii) $5.3 million related to estimated transaction costs, including investment banking fees, legal fees, accountants' fees and related out-of-pocket expenses; and

          (iii) $1.5 million estimated tax payable on the gain on sale of the non-US operating assets, representing tax at 35% on the excess of proceeds over the aggregate tax basis of the businesses sold of approximately $67 million.

          The proforma condensed consolidated balance sheet includes an estimated non-recurring after-tax gain of $49.9 million on the divestiture. The estimated after-tax gain has been intentionally omitted from the proforma condensed consolidated statements of operations and is subject to finalization.




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3. UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE
YEAR ENDED JUNE 30, 1998

          The adjustments to the proforma condensed consolidated statement of operations represent transaction costs of $1.15 million, which represent non-recurring costs incurred directly related to the Transaction and the associated tax effect at a rate of 41%.

          The consolidated proforma effective tax rate of 23% is due to the non-recurring tax benefits recorded in the year ended June 30, 1998 relating to the loss on sale of assets held for sale. The expected on-going effective rate is approximately 41%.

          The anticipated post-tax gain on the sale of the Company's non-US operating assets is not reflected in the proforma condensed consolidated statement of operations. Similarly, anticipated income relating to the investment of the sale proceeds is excluded.

          There has been no apportionment of corporate overhead to the results of PMSI's non-US operating assets. Such an allocation would have increased the reported operating loss of the businesses disposed.

          (c) Exhibits.

Exhibit 2    Purchase Agreement, dated as of August 3, 1998 among IMS
             Health Incorporated, Pharmaceutical Marketing Services Inc., PMSI Holdings Limited and Source Informatics European
             Holdings LLC (filed with original Form 8-K on August 18, 1998).

                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                     PHARMACEUTICAL MARKETING SERVICES INC.


Dated: September 28, 1998                   By:/s/ Warren J. Hauser
                                               --------------------
                                            Name: Warren J. Hauser
                                            Title: Vice President and Secretary






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                                  EXHIBIT INDEX


Exhibit No.
   2 Purchase Agreement, dated as of August 3, 1998 among IMS Health Incorporated, Pharmaceutical Marketing Services Inc., PMSI Holdings Limited and Source Informatics European Holdings LLC (filed with original Form 8-K on August 18, 1998).